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                                                      EXHIBIT 5.1

                             LAW FIRM
              SCHNADER HARRISON SEGAL & LEWIS LLP
                1225 EYE STREET, N.W., SUITE 600
                  WASHINGTON, D.C. 20005-3914

                          202-216-4300
                    TELECOPIER 202-775-8741

                                   May 18, 1998

Scan-Graphics, Inc.
649 North Lewis Road, Suite 220
Limerick, Pennsylvania 19468

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as counsel to Scan-Graphics, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration of shares of the Company's Common Stock, par value $.001 per share (the "Shares"),pursuant to a Registration Statement on Form S-3(the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Shares will be sold from time to time by the shareholders named in the Registration Statement (the "Selling Shareholders").

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Selling Shareholders have been duly authorized by the Company, and when issued,delivered and paid for in accordance with the terms of the Class A Preferred Stock, Series E referred to in the Registration Statement, will be, validly issued, fully paid and nonassessable. Our opinion is expressly limited to the Shares that may be issued to the Selling Shareholders in connection with conversions of Class A Preferred Stock, Series E.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Maters" in the Prospectus forming a part of the Registration Statement.


                                   Very truly yours,

                                   /s/ SCHNADER HARRISON SEGAL
                                        & LEWIS LLP